Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated April 12, 2023, relating to the combined financial statements of C3is Inc. Predecessor appearing in the Registration Statement No. 333-276430 on Form F-1 of C3is Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

January 19, 2024